                                                                   EXHIBIT 10.62

                                    SUBLEASE
                       (2828 18TH STREET, SAN FRANCISCO)

        THIS SUBLEASE (this "SUBLEASE") dated as of April 1, 2000, made by and between Williams-Sonoma, Inc., a California corporation ("SUBLANDLORD"), and Red Herring Communications, Inc., a California corporation ("SUBTENANT").

                                    RECITALS

        A. Sublandlord is the Tenant under that certain Lease, dated August 12, 1999 (the "MASTER LEASE"), pursuant to which 1900 Bryant Street Investors, LLC, a California limited liability company ("MASTER LANDLORD"), leases to Sublandlord the land located at 2828 18th Street, San Francisco, California and the building(s) thereon containing approximately 70,000 rentable square feet and the basement parking garage as more particularly described in the Master Lease (the "MASTER PREMISES"). A copy of the Master Lease is attached hereto as Exhibit A and by this reference is incorporated herein.

        B. Subtenant desires to sublease from Sublandlord a portion of the Master Premises consisting of all of the ground floor and second floor, exclusive of the common areas (the "PREMISES"), and Sublandlord desires to sublet the Premises to Subtenant, upon all of the terms and conditions set forth herein.

        C. Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Master Lease.

1.      PREMISES

        Sublandlord subleases the Premises to Subtenant, and Subtenant subleases the Premises from Sublandlord, on the terms and conditions of this Sublease. Sublandlord shall have no obligation whatsoever to provide any alterations, installations, improvements or modifications except as otherwise expressly provided herein.

2.      TERM

        2.1. Sublease Term. The term of this Sublease (the "SUBLEASE TERM") shall commence on the date hereof (the "COMMENCEMENT DATE"), and shall end on the date that is sixty-five (65) months after the Commencement Date (the "TERMINATION DATE"), unless terminated sooner in accordance with the provisions of this Sublease and/or the Master Lease. The Premises shall be delivered to Subtenant upon Substantial Completion (as defined below) of the Initial Improvements (the "DELIVERY DATE"). The Delivery Date is currently anticipated to occur on September 1, 2000.

        2.2. Delivery of Possession. If for any reason Sublandlord does not deliver possession of the Premises to Subtenant on the Delivery Date, Sublandlord shall not be subject to any claim, damage, expense or liability for this failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired. Notwithstanding the foregoing, if the Delivery Date has not occurred by October 15, 2000, Subtenant's sole and exclusive remedy in such event shall be the abatement of Rent from that date until the Delivery Date. If the Delivery Date has not occurred by December 1, 2000, then Subtenant's sole additional remedy shall be to terminate this Sublease by giving written notice to Sublandlord within five (5) days thereafter. Upon receipt of such notice, Sublandlord shall return to Subtenant all Rent previously received from Subtenant.

        2.3. Holding Over. Subtenant shall have no right to retain possession of the Premises or any portion thereof beyond the expiration or earlier termination of this Sublease. In the event that Subtenant holds possession of the Premises after the expiration or termination of the Sublease Term, unless otherwise agreed by Master Landlord and Sublandlord in writing, then, in addition to all other rights and remedies available as a result of any such holding over, (a) Subtenant shall become a tenant at sufferance upon all the applicable terms and conditions of this Sublease, except that Base Rent shall be increased to equal 175% of the Base Rent then in effect; (b) Subtenant shall indemnify, defend, protect and hold harmless Sublandlord from any and all liability, loss, damages, costs or expense (including reasonable attorneys' fees) suffered or incurred by Sublandlord resulting from Subtenant's failure timely to vacate the Premises; and (c) such holding over by Subtenant shall constitute a default hereunder.

        2.4. Early Entry. Upon at least forty-eight (48) hours notice to Sublandlord, Subtenant may enter the Premises prior to the Delivery Date for the purpose of installing its equipment, data, telecommunications and cabling systems and trade fixtures, so long as Subtenant's activities do not delay or in any way interfere with the construction of the Base Building and Initial Improvements.

3.      IMPROVEMENTS

        3.1. Acceptance. Sublandlord will substantially complete the Initial Improvements prior to delivery of possession of the Premises to Subtenant. Subtenant covenants and agrees to accept the Premises "AS IS" and "WITH ALL FAULTS" (subject, however, to Sublandlord's substantial completion of the Initial Improvements) Subtenant's taking possession of the Premises shall be conclusively deemed to constitute its agreement that the Initial Improvements have been satisfactorily completed by Sublandlord as required pursuant to
Section 3.2 hereof, subject only to such punch list items (if any) as mutually agreed to by Subtenant and Sublandlord in writing prior to Subtenant's taking possession. Subtenant acknowledges that it has not relied and will not rely on any representation or warranty of any kind from Sublandlord or its agents or representatives as to the condition of the Premises or their compliance with applicable laws or their suitability for any use or purpose, or as to any other matters relating to the Premises or Subtenant's proposed operations therein or the subject matter of this Sublease.

        3.2. Initial Improvements. Subject to reimbursement by Subtenant as provided herein, Sublandlord shall arrange for the construction and installation of initial improvements to the Subleased Premises substantially in accordance with the plans prepared by M.B.H. Architects, dated October 28, 1999, subject to further refinement and changes therein as determined from time to time by Sublandlord ("INITIAL IMPROVEMENTS"). The

Initial Improvements shall be completed in a good and workmanlike manner. For all purposes hereof, construction of the Initial Improvements will be deemed to be "SUBSTANTIALLY COMPLETE" at such time as Sublandlord, in good faith, notifies Subtenant that the construction thereof has been completed except for punch list items and any other items which will not materially interfere with Subtenant's use and occupancy, and except for equipment and other items to be installed by Subtenant. Sublandlord shall assign to Subtenant all warranties and guaranties by the general contractor with respect to such contractor's construction of the Initial Improvements (which warranties and guaranties shall be substantially comparable to those obtained by Sublandlord from such general contractor with respect to the construction of the initial improvements in the respective portions of the Premises to be occupied by Sublandlord and its other subtenants), and Subtenant shall look solely to such general contractor for all claims relating to or arising out of the construction of the Initial Improvements. Sublandlord shall provide Subtenant, from time to time, with a statement or statements specifying the amount to be paid on account of the Initial Improvements and Subtenant shall pay such amount within fifteen (15) days after receipt of such statement.

        3.3. Workstations. Subtenant shall have thirty (30) days from execution of this Sublease to notify Sublandlord, in writing, of its election to purchase from Sublandlord the workstations designed for the Premises ("WORKSTATIONS") at Sublandlord's actual cost. Upon receipt of such notice, Sublandlord shall provide Subtenant with a statement specifying the amount payable by Subtenant for the Workstations, together with copies of substantiating invoices, and Subtenant shall pay such amount within fifteen (15) days after receipt of such statement.

4.      RENT

        4.1. Minimum Base Rent. Prior to Substantial Completion, Subtenant shall pay to Sublandlord as minimum monthly rent ("BASE RENT") its pro rata share of Sublandlord's Base Rent obligations under the Master Lease, at the rate of (i) Twenty-Eight Dollars ($28.00) per Rentable Square Foot per year with respect to the ground floor which is approximately nineteen thousand (19,000) Rentable Square Feet; and (ii) Twenty-Nine Dollars and Fifty Cents ($29.50) per Rentable Square Foot per year with respect to the second floor which is approximately nineteen thousand (19,000) Rentable Square Feet. Following Substantial Completion, Subtenant shall pay as Base Rent, Two Hundred Twenty Thousand Dollars ($220,000) per month. Notwithstanding anything to the contrary contained herein to the contrary, if the date of Substantial Completion is delayed due to Subtenant's acts or omissions, the foregoing Base Rent shall be due and payable from and after the date Substantial Completion would have occurred but for Subtenant's delay. Base Rent shall be paid in advance on the first day of each month, without deduction, setoff, notice, or demand, at the address of Sublandlord set forth in Section 18 below, or at any other place Sublandlord designates by notice to Subtenant. If the Sublease Term begins or ends and/or Substantial Completion occurs on a day other than the first or last day of a month, the Rent for any partial months shall be prorated on a per diem basis.

        4.2. Additional Rent. Subtenant acknowledges that pursuant to the terms of the Master Lease, Sublandlord pays additional rent ("ADDITIONAL RENT") including, but not limited to, Property Taxes, Insurance Costs, and water and sewer service charge. As part of the rental due pursuant to this Sublease, Subtenant hereby agrees to pay to Sublandlord, commencing with the Commencement Date, its pro rata share of all such Additional Rent which may become due pursuant to the terms of the Master Lease during the Sublease Term, upon receipt of an invoice therefor from Sublandlord. Subtenant shall be entitled to receive, or required to pay, as the case may be, its pro rata share of any credit or deficiency in Additional Rent as determined pursuant to Section 3.2(b) of the Master Lease.

        4.3. Definition of Rent. As used herein, the term "RENT" shall mean, collectively, Base Rent, Additional Rent and any other sums required to be paid by Subtenant hereunder. All payments of Rent required under this Sublease shall be in lawful money of the United States or by check drawn on a commercial banking institution chartered in the United States, in immediately available funds made payable to Sublandlord or such other payee as Sublandlord shall designate in writing to Subtenant.

        4.4. Utilities. Subtenant shall pay its pro rata share of all utilities, including, without limitation, gas, heat, light, power, telephone, refuse disposal and other utilities and services supplied to the Master Premises. Sublandlord shall provide Subtenant with a statement or statements specifying the amount to be paid on account of such services and Subtenant shall pay such amount within fifteen (15) days after receipt of such statement. Subtenant's obligations hereunder shall survive termination or expiration of this Sublease.

5.      LATE CHARGE AND INTEREST

        5.1. Damage to Sublandlord for Late Payment. The late payment of any Rent will cause Sublandlord to incur additional costs, including, without limitation, administration and collection costs, and processing and accounting expenses. The parties have agreed that Sublandlord should be reimbursed for such additional costs incurred on account of any late payment by Subtenant, notwithstanding that the damage Sublandlord will suffer in such event is difficult to ascertain in advance. Accordingly, the parties have agreed that the late charge and interest payments described herein constitute a reasonable estimate of the damage that Sublandlord will suffer in the event of Subtenant's failure to pay the Rent in a timely fashion. If Sublandlord has not received any installment of Rent within five (5) days after that amount is due, Subtenant shall pay to Sublandlord ten percent (10%) of the delinquent amount. In addition to the payment of the foregoing late charge, all delinquent amounts of Rent shall bear interest from the date the amount was due until paid in full at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or, if there is no such maximum annual interest rate, at the rate of twelve (12%) per annum. Notwithstanding anything to the contrary in this
Section 5.1, the first time in any calendar year that Subtenant fails to pay Base Rent or Additional Rent within five (5) days after it is due, Sublandlord shall give Subtenant written notice of such failure, but no late charge shall be owed. If a late charge becomes payable hereunder for any three (3) installments of Rent within any twelve (12) month period, the Rent shall automatically become payable quarterly in advance.

6.      SECURITY DEPOSIT

        Intentionally deleted.

7.      USE OF PREMISES

        7.1. Permitted Use. The Premises shall be used and occupied only for the uses expressly permitted in the Master Lease and/or those uses that are consistent with the density specifications and number of workstations specified in the plans upon which permits for the Initial Improvements were issued and for no other use or purpose.

        7.2. Acceptance; Prohibited Uses. Subtenant accepts the Premises subject to all applicable laws, with which Subtenant shall comply at its sole cost as they relate to the condition, use, or occupancy of the Premises or to improvements, alterations or installations made to the Premises by or for Subtenant, or to the operation of Subtenant's business. Subtenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant in or around the Premises. Subtenant shall not place any loads upon the floor, walls, or ceiling which overload or endanger the structure of the Premises. Subtenant shall not use or permit the Premises to be used in violation of any applicable laws, including, without limitation, any laws regarding the use, presence, transport, handling, generation or storage of Hazardous Substances.

        7.3. Acts Affecting Master Lease, Insurance Coverage. Subtenant shall not commit any acts on the Premises, nor use or permit the Premises to be used in any manner that will breach or violate or constitute a default under the Master Lease and/or increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises.

8.      INCORPORATION OF MASTER LEASE TERMS

        8.1. Incorporation of Terms of Master Lease. Subject to Section 14 below, the terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were the landlord and Subtenant the tenant from and after the Commencement Date, except for the following which shall not be included herein and shall be superceded by the terms of this
Sublease: Basic Lease Information (except reference to Project, Property Taxes Base Year, Insurance Costs Base Year and Exhibits C and E), Article 1, Article 2, Section 3.1(a), Section 4.1, Article 8, Section 16.8, Article 21, Article 22,
Section 23.1, Section 23.7 (except first sentence), Section 23.8 (including Exhibit A, except for informational purposes; except for Exhibits C and E),
Section 23.9, Section 23.11. Except for the obligations expressly excluded pursuant to this Section 8.1, Subtenant agrees to assume, be bound by and perform the terms, conditions and covenants of the Master Lease to be performed by Sublandlord, to the extent such obligations are applicable to the Premises. This Sublease is and shall be at all times subject and subordinate to the Master Lease, including all rights of Master Landlord thereunder. Any inconsistencies between the terms of this Sublease and the Master Lease which shall result from the foregoing incorporation shall be resolved in favor of this Sublease, provided, however, that if such construction would cause Sublandlord to be in default under the terms of the Master Lease, then such inconsistency shall be resolved in favor of the Master Lease.

        8.2. Termination of Master Lease. Notwithstanding anything to the contrary herein, if the Master Lease terminates for any reason, this Sublease shall likewise terminate coincidentally therewith without any liability of Sublandlord to Subtenant.

        8.3. Condemnation and Insurance. As between Sublandlord and Subtenant, in the event of damage to or condemnation of the Premises, all insurance or condemnation proceeds or awards received by Sublandlord under the Master Lease shall be deemed the property of Sublandlord, and Sublandlord shall have no obligation to rebuild or restore the Premises.

9.      PARKING

        Subtenant shall be entitled to the exclusive use of a pro rata share of the parking spaces in the basement parking garage in a location to be determined by Sublandlord. At its option, Subtenant may designate any number of its spaces as "reserved" or "unreserved."

10.     SUBTENANT'S PERSONAL PROPERTY

        Subtenant shall be responsible, at its sole cost and expense, for insuring its leasehold improvements, trade fixtures, equipment, furniture, furnishings and other personal property located on or about the Premises to the full replacement cost (collectively, "SUBTENANT'S PERSONAL PROPERTY") and for paying all taxes charged or assessed against Subtenant's Personal Property. Sublandlord shall have no liability for, and Subtenant shall indemnify and defend Sublandlord from and against, any damage to Subtenant's Personal Property, and/or for any lien, claim, loss, cost or expense that arises out of or is related to Subtenant's Personal Property.

11.     RIGHT OF FIRST OFFER

        Provided that no Event of Default then exists under the terms of this Sublease, Sublandlord hereby grants Subtenant the right of first offer (the "RIGHT OF FIRST OFFER") to sublease, after the Commencement Date of this Sublease, available space in the Master Premises (the "FIRST OFFER SPACE"), in accordance with and subject to the provisions of this Section 11. During the Sublease Term, prior to subleasing the First Offer Space, or any portion thereof, to any other unrelated third party, or if Sublandlord has received bona fide written evidence of interest as to such space which Sublandlord intends to negotiate in good faith, Sublandlord shall give Subtenant written notice of the basic terms upon which Sublandlord is willing to sublease such particular First Offer Space to Subtenant or to a third party. Within five (5) business days after receipt of such notice, Subtenant must give Sublandlord written notice pursuant to which Subtenant shall elect to (i) sublease all, but not less than all, of the First Offer Space specified in Sublandlord's notice upon such terms as set forth in Sublandlord's notice; or (ii) refuse to sublease such First Offer Space. In the event that Subtenant does not respond in writing to Sublandlord's notice within said period strictly in accordance with the foregoing provisions, Subtenant shall be deemed to have elected clause (ii) above. If Subtenant fails to duly exercise its right to sublease the subject First Offer Space, Subtenant's right to sublease the First Offer Space shall be null and void and Sublandlord shall be free to sublease the subject First Offer Space or any portion thereof at any time thereafter on any terms and conditions it deems desirable. If Subtenant duly exercises its right to sublease the subject First Offer Space, Subtenant and Sublandlord shall promptly enter into a sublease in the form of this Sublease, modified to the extent necessary to reflect the terms contained in Sublandlord's notice. The Right of First Offer shall be personal to the originally named Subtenant under this Sublease.

12.     TRANSFERS

        Subtenant may not assign this Sublease or sublet any portion of the Premises or permit the use or occupancy of the Premises by any one other than the entity named in the introductory paragraph of this Sublease without the prior written consent of Sublandlord and Master Landlord. Sublandlord agrees not to unreasonably withhold its consent to a proposed assignment of this Sublease or a sub-subletting, provided that each of the limitations upon assignment and subletting contained in the Master Lease shall apply to any proposed subletting or assignment by Subtenant. If Subtenant receives rent or other consideration for any transfer in excess of the Rent due hereunder, or in case of the sublease of a portion of the Premises, in excess of the Rent that is proportionately allocable to that portion based on the area of such portion and the Premises, Subtenant will pay Sublandlord fifty percent (50%) of the difference between each payment of rent or other consideration and the required Rent due hereunder. Subtenant shall be permitted to deduct therefrom the commercially reasonable costs to Subtenant for leasing commissions and additional improvements, which amounts shall be amortized over the term of the sublease or assignment. In addition, Subtenant shall pay, upon demand, Sublandlord's reasonable costs and expenses, including attorneys' fees, incurred in connection with consideration of any proposed assignment or subletting, and review and preparation of any documents in connection therewith, which in no event shall exceed $2,500 per request for review. Notwithstanding anything to the contrary in this Section 12, Subtenant may, without obtaining Sublandlord's prior consent, assign or sublet this Sublease to an entity controlled by or under common control with Subtenant or resulting from a merger with Subtenant, or to any subsidiary or affiliate of Subtenant, but Subtenant shall give Sublandlord prior written notice of any such assignment or sublease.

13.     INSURANCE

        Subtenant shall maintain the insurance coverage required by Article 14 of the Master Lease (provided that the minimum coverage of Subtenant's liability insurance shall be at least $2,000,000 per occurrence) and shall provide to Sublandlord, prior to the commencement of the Sublease Term hereof, a certificate in form reasonably satisfactory to Sublandlord evidencing that Subtenant has obtained the required insurance. Such insurance shall name Sublandlord and Master Landlord as additional insureds.

14.     MASTER LANDLORD OBLIGATIONS

        Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord under the Master Lease. Accordingly, despite anything to the contrary set forth herein, Subtenant agrees that performance by Sublandlord of its obligations hereunder is conditioned upon performance by Master Landlord of its corresponding obligations under the Master Lease, and that Sublandlord will not be liable to Subtenant for any such failure or default of Master

Landlord under the Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide any of the services or construction to the Premises that Master Landlord has agreed to provide pursuant to the Master Lease (or as required by law), (B) provide any utilities to the Premises that Master Landlord has agreed to furnish pursuant to the Master Lease (or as required by law), (C) provide any of the insurance or make any of the repairs that Master Landlord has agreed to make pursuant to the Master Lease (or as required by law), or (D) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Premises that Master Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease; and Sublandlord shall not be deemed to have made to Subtenant, and shall have no liability or obligations respecting, any representations or warranties of Master Landlord under the Master Lease.

15.     ALTERATIONS AND REPAIRS

        Subtenant shall not make any alteration, improvement or installation in or to the Premises without in each instance obtaining the prior written consent of Master Landlord and Sublandlord and complying with the applicable terms and provisions of the Master Lease. Subtenant shall be fully responsible for the cost of maintenance, repair, replacement and surrender of the Premises as required by the provisions of the Master Lease.

16.     ATTORNEYS' FEES

        If either party commences an action against the other arising out of or in connection with this Sublease (including any proceeding for declaratory relief), the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, costs of suit, investigation costs and discovery costs, including costs of appeal.

17.     BROKERAGE

        Sublandlord and Subtenant each warrant that they have not dealt with any real estate broker, agent, finder or other person who may claim a brokerage fee or other compensation in connection with this sublease transaction, other than C.B. Richard Ellis ("SUBLANDLORD'S BROKER"). Sublandlord shall pay all brokerage fees owed to Sublandlord's Broker and hereby indemnifies and agrees to defend and hold Subtenant harmless from any claims to a commission made by Sublandlord's Broker in connection with this transaction. Sublandlord and Subtenant each agree to indemnify, defend, and hold the other harmless against any claim, liability, expense (including attorneys' fees) or damages incurred as a result of the breach of the warranty contained in this Section.

18.     NOTICES

        All notices and demands that may be required or permitted by either party to the other shall be in writing and shall be delivered personally to the address set forth below for the addressee, or in lieu of personal delivery may be given by air courier or other commercial delivery service which guarantees overnight delivery, or by U.S. certified mail, return receipt requested. Any notices or demands shall be effective (a) upon receipt if personally delivered,
(b) the next business day if deposited by overnight mail, or (c) three (3) business day after mailing if deposited by U.S. mail.

To Sublandlord:                      Williams-Sonoma, Inc.
                                     151 Union Street
                                     San Francisco, CA 94120
                                     Attention: J. Richard Myers

With a Copy to:                      Irell & Manella LLP
                                     1800 Avenue of the Stars
                                     9th Floor
                                     Los Angeles, CA 90067
                                     Attention: Sandy Kanengiser

To Subtenant:                        Red Herring Communications, Inc.
                                     151 Union Street
                                     San Francisco, CA 94120

With a Copy to:                      Wilson Sonsini Goodrich & Rosati
                                     650 Page Mill Road
                                     Palo Alto, CA 94304-1050
                                     Attention: Taylor Chi

Either party may by written notice to the other specify a different or additional address for notice purposes.

19.     DEFAULT BY SUBTENANT

        19.1. The occurrence of any one or more of the following events ("EVENT OF DEFAULT") shall constitute a breach of this Sublease by Subtenant:

               (a) Subtenant fails to pay any Base Rent or Additional Rent under
Section 4.2 hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Sublandlord gives written notice thereof to Subtenant (which notice shall not be deemed to be in lieu of or to satisfy the provision of California Code of Civil Procedure Section 1161 or any successor statute); provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year, or

               (b) Subtenant fails to pay any Additional Rent or other amount of money or charge payable by Subtenant hereunder as and when such Additional Rent or amount or charge becomes due and payable and such failure continues for more than five (5) days after Sublandlord gives written notice thereof to Subtenant (which notice shall not be deemed to be in lieu of or to satisfy the provision of California Code of Civil Procedure Section 1161 or any successor statute); provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

               (c) Subtenant fails to perform or breaches any other agreement or covenant of this Sublease to be performed or observed by Subtenant as and when performance or observance is due and such failure or breach continues for more than fifteen

(15) days after Sublandlord gives written notice thereof to Subtenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Subtenant commences with due diligence and dispatch the curing of such failure or breach within such period of fifteen (15) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach; or

               (d) Subtenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction,
(ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Subtenant or of any substantial part of Subtenant's property, or (iv) takes action for the purpose of any of the foregoing; or

               (e) Without consent by Subtenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Subtenant or with respect to any substantial part of Subtenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding up or liquidation of Subtenant; or

               (f) This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

               (g) Subtenant assigns this Sublease or subleases the Premises or takes any other action in violation of Section 12 of this Sublease, if not cured by Subtenant after ten (10) days written notice; or

               (h) Subtenant abandons the Premises, which means for the purpose of this Sublease that Subtenant is absent from the premises for more than forty-five (45) consecutive days while in default of any provision of this Sublease.

        19.2. If an Event of Default occurs, Sublandlord shall have the right at any time to give a written termination notice to Subtenant and, on the date specified in such notice, Subtenant's right to possession shall terminate and this Sublease shall terminate. Upon such termination of this Sublease, Sublandlord may also recover from Subtenant the following damages:

                      (i) the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

                      (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

                      (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus

                      (iv) any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease, or which in the ordinary course of things would be likely to result therefrom.

        As used in clauses (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Applicable Interest Rate. As used in clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

        19.3. If an Event of Default occurs, this Sublease shall continue in effect for so long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord shall have the right to enforce all its rights and remedies under this Sublease, including the right to recover all rent as it becomes due under this Sublease. Pursuant to the foregoing, Sublandlord has the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Sublandlord to protect Sublandlord's interest under this Sublease shall not constitute a termination of Subtenant's right to possession unless written notice of termination is given by Sublandlord to Subtenant.

        19.4. The remedies provided for in this Sublease are in addition to all other remedies available to Sublandlord at law or in equity by statute or otherwise. Exercise by Sublandlord of any remedy shall not be deemed to be an acceptance of surrender of the Premises by Subtenant, either by agreement or by operation of law. Surrender of the Premises can be effected only by the written agreement of Sublandlord and Subtenant.

        19.5. All agreements and covenants to be performed or observed by Subtenant under this Sublease shall be at Subtenant's sole cost and expense and without any abatement of rent. If Subtenant fails to pay any sum of money to be paid by Subtenant or to perform any other act to be performed by Subtenant under this Sublease, Sublandlord shall have the right, but shall not be obligated, and without waiving or releasing Subtenant from any obligations of Subtenant, to make any such payment or to perform any such other act on behalf of Subtenant in accordance with this Sublease. All sums so paid by Sublandlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Subtenant to Sublandlord on demand, together with interest on all such sums from the date of expenditure by Sublandlord to the date of repayment by Subtenant at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure or, if there is no such maximum annual interest rate, at the rate of twelve percent (12%) per annum.

        19.6. If Subtenant abandons the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Subtenant and left in the Premises shall be deemed to be abandoned, at the option of Sublandlord, and Sublandlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

20.     DEFAULT BY SUBLANDLORD

        A "SUBLANDLORD DEFAULT" shall be deemed to have occurred if Sublandlord fails to observe or perform in all material respects any of its obligations hereunder, which failure continues for thirty (30) days after written notice thereof from Subtenant to Sublandlord; provided, however, that if the nature of Sublandlord's obligation is such that more than thirty (30) days are required for its performance, then Sublandlord will not be in default if Sublandlord commences performance within such thirty (30) days period and thereafter diligently prosecutes the same to completion. In the event of a Sublandlord Default, Subtenant may recover from Sublandlord any damages or expenses suffered or incurred by Subtenant as a result of such Sublandlord Default; provided, however, that in no event shall Sublandlord be liable for any consequential or punitive damages (including, but not limited to, damage related to conduct of the Subtenant's business and any loss of revenue therefrom).

21.     MISCELLANEOUS

        21.1. No Recording. Without the consent of Sublandlord, to be given in Sublandlord's sole and absolute discretion, Subtenant shall not record a memorandum of sublease or any other document regarding this Sublease.

        21.2. Entire Agreement; Joint and Several. This Sublease sets forth all the agreements between Sublandlord and Subtenant concerning the Premises, and there are no representations, warranties or agreements either oral or written other than as set forth in this Sublease. This Sublease may be modified, amended or supplemented only in writing and only if signed by each of the parties hereto. If more than one entity executes this Sublease on behalf of Subtenant, then all such entities shall be jointly and severally liable for the performance of all of the provisions of this Sublease to be performed by Subtenant.

        21.3. Severability: Survival. A determination by a court of competent jurisdiction that any provision of this Sublease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or of this Sublease, which shall remain in full force and effect.

        21.4. Counterparts. This Sublease may be executed in counterparts and, when all counterparts are executed, the same shall constitute a single binding instrument. This Sublease shall not be binding upon either party until executed and delivered by both parties.

        21.5. Submission of Agreement. Submission of this Sublease for Subtenant's examination shall in no way be construed as a valid sublease arrangement, nor as giving Subtenant any occupancy or option rights to the Premises hereunder.

        21.6. Authority. Subtenant and Sublandlord hereby represent and warrant to each other that it has the proper authority and is empowered to execute and perform each of its obligations under this Sublease, and that upon the mutual execution and delivery of this Sublease, Subtenant and Sublandlord shall be bound by this Sublease in accordance with the terms hereof.

        21.7. Consent of Master Landlord. This Sublease is conditioned upon the receipt of the consent of the Master Landlord, as required by the Master Lease.

        21.8. Confidentiality. Each party covenants and agrees for the benefit of the other party to endeavor in good faith and use their commercially reasonable efforts not to disclose the terms or conditions of this transaction, including, without limitation, any documents or information relating to the parties, negotiations between the parties, the terms and conditions of this Sublease, the Premises and the Master Premises to any person other than a Permitted Person (as hereinafter defined). For purposes of this Agreement, the term "PERMITTED PERSON" shall mean: the officers, directors, members, shareholders and partners of the party; persons retained by a party to conduct studies or investigations; auditors, accountants, lenders and attorneys who have responsibility for participating in the transaction and governmental agencies or auditors to whom disclosure is required. This Section 21.8, however, shall not apply to: (i) any information that, at the time of disclosure, is available publicly and not as a result of a disclosure in breach of this Sublease by a party or any of its officers, directors, employees or agents; (ii) any disclosure made by Sublandlord that it believes in good faith is required by law or by obligation pursuant to any rules of or listing agreement with any national securities exchange or the NYSE or (iii) any disclosure in litigation relating to this Sublease or any proceeding in connection therewith. With respect to any disclosures otherwise permitted under this Section, prior to any such disclosures or communications, the party making such disclosure or communication shall (1) inform each and every such receiving party that such information is confidential and is subject to a prohibition on further dissemination or circulation by any means, and (2) shall obtain such receiving party's agreement to maintain the confidentiality of this Sublease in accordance with the terms herein. This Section shall survive the termination of this Sublease.

        21.9. No Waiver. No waiver by either party of any breach by the other of any covenant or condition herein contained will be effective unless such waiver is in writing, signed by the waiving party and delivered to the other party. The waiver by either party of any such breach or breaches, or the failure by either party to exercise any right or remedy in respect of any such breach or breaches, will not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition nor bar any right or remedy in respect of any such subsequent breach.

        21.10. Sublandlord's Representations and Warranties. As an inducement to Subtenant to enter into this Sublease, Sublandlord represents and warrants that, to Sublandlord's actual knowledge, (a) the Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord and (b) the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUBLANDLORD:                                 Williams-Sonoma, Inc.,
                                             a California corporation


                                             By: /s/ J. RICHARD MYERS
                                                -------------------------------
                                             Name: J. Richard Myers
                                                  -----------------------------
                                             Its: V.P.
                                                 ------------------------------


SUBTENANT:                                   Red Herring Communications, Inc.,
                                             a California corporation

                                             By: /s/ DOUGLAS C. JEFFRIES
                                                -------------------------------
                                             Name: Douglas C. Jeffries
                                                  -----------------------------
                                             Its: CFO
                                                 ------------------------------


                           CONSENT OF MASTER LANDLORD

        The undersigned, the Master Landlord under the Master Lease, as defined in the foregoing Sublease, hereby consents to the foregoing Sublease. Master Landlord further agrees that, notwithstanding anything to the contrary in the Master Lease:

        (i) Master Landlord shall deliver to Subtenant at the address set forth in the Sublease notices of any defaults under the Master Lease at the same time such notices are sent to Sublandlord as set forth in the Master Lease;

        (ii) Master Landlord agrees that the waiver of subrogation in Section
11.5 of the Master Lease and the assignment and subletting provisions in Article 13 of the Master Lease shall apply as between Master Landlord and Subtenant; and

        (iii) In the event that the Master Lease terminates prior to the expiration of the term thereof, the Sublease will not terminate but will instead continue in full force and effect as a direct lease between Master Landlord and Subtenant upon all of the terms, covenants and conditions of the Sublease.

                                         1900 Bryant Street Investors, LLC
                                         a California limited liability company

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------

                                   EXHIBIT A
                                  Master Lease

                                 (see attached)